As filed with the Securities and Exchange Commission on May 10, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SCHIFF NUTRITION INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	87-0563574
(State or other jurisdiction Of incorporation or organization)	(I.R.S. Employer Identification No.)

2002 South 5070 West Salt Lake City, Utah 84104-4726
(Address of Principal Executive Offices including Zip Code)

SCHIFF NUTRITION INTERNATIONAL, INC.
2004 INCENTIVE AWARD PLAN, AS AMENDED
(Full title of the Plan)

Copy to:
Joseph W. Baty Executive Vice President and Chief Financial Officer 2002 South 5070 West Salt Lake City, Utah 84104 (801) 975-5000	Robert Koenig Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐                                                                                                Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)                             Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Class A Common Stock, par value $0.01 per share	1,600,000	$9.375	$15,000,000	$1,742

(1)
The Schiff Nutrition International, Inc. 2004 Incentive Award Plan, as amended (the “Plan”), authorizes the issuance of shares of the Registrant’s Class A common stock, par value $0.01, of which 1,600,000 shares are being registered hereunder, and 3,950,000 shares have been registered previously on Form S-8.

In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, the proposed maximum offering price per share and proposed maximum aggregate offering price for the shares of our Class A common stock set forth in this registration statement are calculated on the basis of the average of the high and low trading prices of the Registrant’s Class A common stock, as reported on the New York Stock Exchange on May 4, 2011, for the 1,600,000 additional shares issuable under the Plan.

Proposed issuances to take place as soon after the effective date of this registration statement as practicable.

INTRODUCTION

Effective May 9, 2011, the stockholders of Schiff Nutrition International, Inc. (referred to herein as the “Company,” “our” or “we”) approved Amendment No. 4 to the Company’s 2004 Incentive Award Plan, as amended (the “Plan”) increasing the number of authorized shares of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”), that may become issuable under the Plan by 1,600,000 shares.  The Company is filing this registration statement (this “Registration Statement”) on Form S-8 to register such additional shares.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

The Company has previously registered 3,950,000 shares for issuance under the Plan on the Company's registration statements on Form S-8 previously filed with the Commission on October 12, 2005 (Registration No. 333-128959) and August 22, 2008 (Registration No. 333-153139) (together, the “Prior Registration Statements”). This Registration Statement is registering an additional 1,600,000 shares of Common Stock issuable under the Plan. The contents of the Prior Registration Statements are incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document that is incorporated by reference herein or therein.

Experts

The consolidated financial statements, and the related financial statement schedule, incorporated in this Registration Statement by reference from the Company’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference.  Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm upon their authority as experts in accounting and auditing.

Item 8.  Exhibits.

See Index to Exhibits attached to this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, State of Utah, on this 9th day of May, 2011.

Schiff Nutrition International, Inc.

By:	/s/ Tarang P. Amin
Name: Tarang P. Amin
Title: President, Chief Executive Officer and Director
(Principal Executive Officer)

By:	/s/ Joseph W. Baty
Name: Joseph W. Baty
Title: Executive Vice President, Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Tarang P. Amin and Joseph W. Baty, or either of them, as attorneys-in-fact and agents with full power of substitution and re-substitution, to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection therewith, with the Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of May 9, 2011.

Signature	Title

/s/ Tarang P. Amin
Tarang P. Amin	Chief Executive Officer, President and Director
(principal executive officer)
/s/ Joseph W. Baty
Joseph W. Baty	Chief Financial Offficer
(principal financial and accounting officer)
/s/ Eric Weider
Eric Weider	Director

/s/ George F. Lengvari
George F. Lengvari	Director

/s/ Ronald L. Corey
Ronald L. Corey	Director

/s/ Matthew T. Hobart
Matthew T. Hobart	Director

/s/ Michael Hyatt
Michael Hyatt	Director

/s/ Eugene B. Jones
Eugene B. Jones	Director

/s/ Roger H. Kimmel
Roger H. Kimmel	Director

/s/ Brian P. McDermott
Brian P. McDermott	Director

/s/ William E. McGlashan, Jr.
William E. McGlashan, Jr.	Director

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INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

5.1*	Opinion of Latham & Watkins LLP.

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included in the signature page to this Registration Statement).

99.1	Schiff Nutrition International, Inc. 2004 Incentive Award Plan (incorporated by reference from the Company’s Proxy Statement filed September 28, 2004, Annex A).

99.2
Amendment No. 1 to the Schiff Nutrition International, Inc. 2004 Incentive Award Plan dated October 24, 2006 (incorporated by reference from the Company’s Proxy Statement filed September 27, 2006, Appendix A).

99.3
Amendment No. 2 to the Schiff Nutrition International, Inc. 2004 Incentive Award Plan dated October 25, 2007 (incorporated by reference from the Company’s Proxy Statement filed September 27, 2007, Appendix A).

99.4
Amendment No. 3 to the Schiff Nutrition International, Inc. 2004 Incentive Award Plan dated December 8, 2008 (incorporated by reference from the Company’s Quarterly Report on Form 10-Q filed January 9, 2009, Exhibit 10.2).

99.5
Amendment No. 4 to the Schiff Nutrition International, Inc. 2004 Incentive Award Plan dated May 9, 2011 (incorporated by reference from the Company’s Information Statement filed April 12, 2011, Exhibit A).

* Filed herewith.

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